EXHIBIT (d)

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of this 31st  day of December, 2016, between Calvert Impact Fund, Inc., a Maryland Corporation (the “Company”), on behalf of its separate series identified on Schedule A, (each a “Fund” and together the “Funds”), and Calvert Research and Management, a Massachusetts business trust (the “Adviser”).

1.

Duties of the Adviser.  The Company hereby employs the Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of each Fund, subject to the supervision of the Directors of the Company, for the period and on the terms set forth in this Agreement.

The Adviser hereby accepts such employment, and undertakes to afford to the Company the advice and assistance of the Adviser’s organization in the choice of investments and in the purchase and sale of securities for each Fund and to furnish for the use of the Company office space and all necessary office facilities, equipment and personnel for servicing the investments of the Company and to pay the salaries and fees of all officers and Directors of the Company who are members of the Adviser’s organization and all personnel of the Adviser performing services relating to research and investment activities.  The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

The Adviser shall provide the Company with such investment management and supervision as the Company may from time to time consider necessary for the proper supervision of each Fund.  As investment adviser to the Company, the Adviser shall furnish continuously an investment program and shall determine from time to time what securities and other investments shall be acquired, disposed of or exchanged and what portion of each Fund’s assets shall be held uninvested, subject always to the applicable restrictions of the Articles of Incorporation, By-Laws and the Company’s Registration Statement for each Fund as filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“1933 Act”), and the Investment Company Act of 1940 and the rules thereunder (the “1940 Act”) (the “Registration Statement”), all as from time to time amended. To the extent provided in the Registration Statement, the Adviser’s investment research and decision making will be guided by its responsible investment principles, as amended from time to time with approval of the Board of Directors of the Company (the “Board”).  The Adviser is authorized, in its discretion and without prior consultation with the Company, to buy, sell, and otherwise trade in any and all types of securities, derivatives and investment instruments on behalf of each Fund in accordance with the investment objectives and policies disclosed in such Fund’s Registration Statement. Should the Directors of the Company at any time, however, make any specific determination as to investment policy for a Fund and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.  The Adviser shall take, on behalf of the Company, all actions which it deems necessary or desirable to implement the investment policies of the Company and of each Fund.

The Adviser shall place all orders for the purchase or sale of portfolio securities for the account of a Fund either directly with the issuer or with brokers or dealers selected by the Adviser, and to that end the Adviser is authorized as the agent of the Funds to give instructions to the custodian of a Fund as to deliveries of securities and payments of cash for the account of that Fund.  In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser shall adhere to procedures adopted by the Board and conform with federal securities laws.

Notwithstanding the foregoing, under this Agreement the Adviser shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of shares of the Funds, nor shall the Adviser be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any administrator, transfer agent, custodian or shareholder servicing agent of the Company or the Funds.  The Adviser and/or its affiliates may provide any such aforementioned services under a separate agreement and be separately compensated therefore.

2.

Compensation of the Adviser.  For the services, payments and facilities to be furnished hereunder by the Adviser, the Adviser shall be entitled to receive from a Fund compensation equal to the amount specified in Schedule A hereto payable monthly in arrears on the last business day of each month.

 Each Fund’s daily net assets shall be computed in accordance with the Company’s offering documents and any applicable procedures, votes and determinations of the Board.  In case of initiation or termination of the Agreement during any month with respect to a Fund, the fee for that month shall be based on the number of calendar days during which it is in effect.  The Adviser may, from time to time, waive all or a part of the above compensation.

3.

Allocation of Charges and Expenses.  The Adviser shall pay the entire salaries and fees of all of the Company’s Directors and officers employed by the Adviser or its affiliates who devote part or all of their time to the affairs of the Adviser or its affiliates, and the salaries and fees of such persons shall not be deemed to be expenses incurred by the Company for purposes of this Section 3.  Except as provided in the foregoing sentence, it is understood that the Company will pay all expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by each Fund shall include, without implied limitation:

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expenses of organizing and maintaining the Fund and continuing its existence;

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registration of the Company under the Investment Company Act of 1940;

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commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments;

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auditing, accounting and legal expenses;

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taxes and interest;

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governmental fees;

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expenses of issue, sale and redemption of shares;

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expenses of registering and qualifying the Company, the Fund and its shares under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Fund under state securities laws;

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expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor;

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expenses of reports to regulatory bodies;

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insurance expenses;

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association membership dues;

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fees, expenses and disbursements of custodians and subcustodians for all services to the Fund (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts, and determination of net asset values);

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fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund;

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expenses for servicing shareholder accounts;

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any direct charges to shareholders approved by the Directors of the Company;

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compensation and expenses of  Directors of the Company who are not members of the Adviser’s organization;

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compensation of the Company’s Administrator;

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all payments to be made and expenses to be assumed by the Fund in connection with the distribution of Fund shares;

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any pricing or valuation services employed by the Fund to value its investments including primary and comparative valuation services;

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any investment advisory, sub-advisory or similar management fee payable by the Fund;

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all expenses incurred in connection with the Fund’s use of a line of credit; and

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such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Company to indemnify its Directors and officers with respect thereto.

4.

Other Interests.  The services of the Adviser to the Company and the Funds are not to be deemed to be exclusive, the Adviser being free to render services to others and engage in other business activities. It is understood that Directors and officers of the Company and shareholders of a Fund are or may be or become interested in the Adviser as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Adviser are or may be or become similarly interested in the Fund, and that the Adviser may be or become interested in the Fund as a shareholder or otherwise.  It is also understood that trustees, officers, employees and shareholders of the Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Adviser may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words “Calvert” or the name of any affiliate of Calvert or any combination thereof as part of their name, and that the Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

5.

Limitation of Liability of the Adviser.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Company or a Fund or to any shareholder of a Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

The Company expressly acknowledges the provision in the Declaration of Trust of the Adviser (which is on file with the Secretary of the Commonwealth of Massachusetts) limiting the personal liability of the trustees of the Adviser and the officers, employees, shareholders and agents of the Adviser, and the Company hereby agrees that its sole recourse  for payment of claims or obligations as between the Adviser and the Company arising out of this Agreement shall be against the Adviser and shall not seek satisfaction from the Directors, or any trustee, officer, employee, shareholder or agent of the Adviser.

6.

Sub-Advisers.  The Adviser may employ one or more sub-advisers from time to time to perform such of the acts and services of the Adviser, including the selection of brokers or dealers or other persons to execute a Fund’s portfolio security transactions, and upon such terms and conditions as may be agreed upon between the Adviser and such sub-adviser and approved by the Directors of the Company, all as permitted by the 1940 Act. The performance by each such sub-adviser of its obligation under any such agreement shall be supervised by the Adviser.  Further, the Adviser may, with the approval of the Directors of the Company and without the vote of any shareholders of the Fund, terminate any agreement with any sub-adviser and/or enter into an agreement with one or more other sub-advisers, all as permitted by the 1940 Act or an exemption therefrom.  In the event a sub-adviser is employed, the Adviser retains the authority to immediately assume responsibility for any functions delegated to a sub-adviser, subject to approval by the Board and any required notice to the sub-adviser.

7.

Duration and Termination of this Agreement.  This Agreement shall become effective with respect to each Fund listed on Schedule A upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of such Fund (with respect to that particular Fund) and (ii) by the vote of a majority of those Directors of the Company who are not interested persons of the Adviser or the Company cast in person at a meeting called for the purpose of voting on such approval.

Either party hereto may, at any time on sixty (60) days’ prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Directors of the Company or the trustees of the Adviser, as the case may be, and the Company may, at any time upon such written notice to the Adviser, terminate this Agreement with respect to a particular Fund by vote of a majority of the outstanding voting securities of that Fund.  This Agreement shall terminate automatically in the event of its assignment.

8.

Amendments of the Agreement.  This Agreement may be amended by a writing signed by both parties hereto, provided that no material amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Directors of the Company who are not interested persons of the Adviser or the Company cast in person at a meeting called for the purpose of voting on such approval, and (ii) if required by the 1940 Act, by vote of a majority of the outstanding voting securities of a Fund (with respect to that particular Fund).

9.

Limitation of Liability.  With respect to any claim by the Adviser for recovery of that portion of any fees (or any other liability of a Fund arising under this Agreement) payable by a particular Fund, the Adviser will have recourse solely against the assets of that Fund to satisfy the claim and will have no recourse against the assets of any other Fund.

10.

Use of the Name “Calvert”.  The Adviser hereby consents to the use by the Fund of the name “Calvert” as part of each Fund’s name; provided, however, that such consent shall be conditioned upon the employment of the Adviser or one of its affiliates as the investment adviser or administrator of that Fund.  The name “Calvert” or any variation thereof may be used from time to time in other connections and for other purposes by the Adviser and its affiliates and other investment companies that have obtained consent to the use of the name “Calvert”.  The Adviser shall have the right to require a Fund to cease using the name “Calvert” as part of the Fund’s name if the Fund ceases, for any reason, to employ the Adviser or one of its affiliates as the Fund’s investment adviser or administrator.  Future names adopted by the Fund for itself, insofar as such names include identifying words requiring the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions.

11.

No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any shareholder or person other than the Fund(s) in question (including without limitation any shareholder in any Fund) any direct, indirect, derivative or other rights against the Adviser, or (ii) create or give rise to any duty or obligation on the part of the Adviser (including without limitation any fiduciary duty) to any shareholder or person other than a Fund, all of which rights, benefits, duties and obligations are hereby expressly excluded.

12.

Certain Definitions.  The terms “assignment” and “interested persons” when used herein shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.  The term “vote of a majority of the outstanding voting securities” of a Fund shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of the shares of that Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the shares of the Fund.

13.

Force Majeure.  The Adviser shall not be liable for any loss or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: extraordinary forces of nature and natural disasters, such as floods, hurricanes, severe storms (storms with wind, rain or hail forces comparable to a hurricane but not meeting technical hurricane criteria), tornados, earthquakes and wildfires; national or local states of emergencies; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; building or area evacuations ordered by lawful authority; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; denial of service attacks; or functions or malfunctions of the internet caused by any of the foregoing (all and any of the foregoing being an "Event Beyond Reasonable Control"). Upon the occurrence of an Event Beyond Reasonable Control, the Adviser shall be excused from any non-performance caused by the Event Beyond Reasonable Control for so long as the Event Beyond Reasonable Control or damages caused by it prevail and the Adviser continues to use commercially reasonable efforts to attempt to perform the obligation so impacted, including invoking disaster recovery or business continuity plans when applicable.

14.

Choice of Law and Forum for Adjudication of Disputes.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof.  Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.  Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (b) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

15.

Captions.  The captions in this agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Calvert Impact Fund, Inc. on behalf of its series identified on Schedule A, severally and not jointly

By:

/s/ Maureen A. Gemma

Calvert Research and Management

By:

/s/ Katy D. Burke

Schedule A

As compensation pursuant to Section 2 of the Agreement, the Adviser is entitled to receive an annual advisory fee (the “Fee”) as shown below.

Calvert Small-Cap Fund
	Average Daily Net Assets for the Month	Annual Fee Rate
	All Assets	0.68%

Calvert Global Energy Solutions Fund
	Average Daily Net Assets for the Month	Annual Fee Rate
	All Assets	0.75%

Calvert Global Water Fund
	Average Daily Net Assets for the Month	Annual Fee Rate
	Up to and including $250 million	0.75%
	Over $250 million	0.70%

Calvert Green Bond Fund
	Average Daily Net Assets for the Month	Annual Fee Rate
	All Assets	0.30%